RELEASE

MultiPlan Reports Second Quarter 2021 Results and Updates 2021 Guidance
–Q2 2021 Revenues of $276.3 million
–Q2 2021 Net Loss of $46.9 million
–Q2 2021 Adjusted EBITDA of $205.3 million
–Full Year 2021 Revenue guidance of $1.09 billion to $1.13 billion
–Full Year 2021 Adjusted EBITDA guidance of $810 million to $835 million
–Q3 2021 Revenue guidance of $280 million to $295 million
–Q3 2021 Adjusted EBITDA guidance of $205 million to $215 million
NEW YORK, NY — August 5, 2021 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the second quarter ended June 30, 2021.
“MultiPlan’s momentum continues, with a second quarter that marks our fourth consecutive report of strong quarterly performance during our first year as public company,” said Mark Tabak, CEO of MultiPlan. “Despite the ongoing effects and uncertainty of the COVID-19 pandemic on our business, we continue to produce results through an unyielding commitment to operational excellence and delivering value to our customers. Importantly, in the second quarter, we had growth across all of our services lines and all of our major customer groups. In consideration of our strong second quarter results, indications that the headwinds from COVID-19 have weakened, and an improved outlook for the second half of the year, we are raising our financial guidance for full-year 2021.”
The Company remains focused on its mission of delivering fairness, efficiency and affordability to the U.S. healthcare system and on driving sustained long-term growth by enhancing its product offerings to payors, extending into new payor customer segments, and expanding its platform to serve MultiPlan’s 1.2 million providers, its more than 700 payor customers, and 60 plus million consumers.

Business and Financial Highlights
•Revenues of $276.3 million for Q2 2021, an increase of 33.5% over Q2 2020 revenues of $206.9 million.
•Net loss of $46.9 million for Q2 2021 compared to net loss of $56.2 million for Q2 2020.

•Adjusted EBITDA of $205.3 million for Q2 2021, an increase of 37.1% over Q2 2020 Adjusted EBITDA of $149.8 million

•The Company processed approximately $29.3 billion in claims during the second quarter of 2021, identifying potential medical cost savings of approximately $5.0 billion.

2021 Financial Guidance
The Company is increasing its Full Year 2021 guidance for revenues, Adjusted EBITDA and cash flow from operations, reflecting the combination of: expectation that the impact of the COVID-19 pandemic on revenue and Adjusted EBITDA in the second half of 2021 will be lower than the Company’s prior estimates; continued organic growth in revenues driven by a strong pipeline of service implementations with customers, and, better-than-anticipated Q2 2021 results. A comparison of the Company’s prior and revised Full Year 2021 guidance is presented in the table below.

Financial Metric	Prior FY 2021 Guidance	Updated FY 2021 Guidance
Revenues	$1,040 million to $1,100 million	$1,090 million to $1,130 million
Adj. EBITDA	$750 million to $790 million	$810 million to $835 million
Cash flow from operations	$380 million to $420 million	$410 million to $440 million
Capital expenditures	$75 million to $80 million	$75 million to $80 million
Interest expense	$250 million to $260 million	$250 million to $260 million
Depreciation	$60 million to $65 million	$65 million to $70 million
Amortization of intangible assets	$340 million to $345 million	$335 million to $345 million
Effective tax rate	25% to 28%	25% to 28%
The Company anticipates Q3 2021 revenues between $280 million and $295 million with Adjusted EBITDA between $205 million and $215 million. The above quarterly and annual guidance reflects an estimated COVID-related revenue impact of $9-11 million per quarter and an estimated COVID-related Adjusted EBITDA impact of $7-9 million per quarter in the second half of 2021, as compared with a revenue impact of $18-22 million in Q1 2021 and $9-11 million in Q2 2021 and an Adjusted EBITDA impact of $16-$18 million in Q1 2021 and $7-9 million in Q2 2021.
Excluding the estimated potential impact of the COVID-19 pandemic and contributions from acquired businesses, the Company’s FY 2021 guidance implies a range of revenues of $1,085 million to $1,135 million, compared to a range of revenues of $1,085 million to $1,125 million for the FY 2021 estimated forecast provided in the 2020 Proxy Statement. Excluding the estimated potential impact of the COVID-19 pandemic, contributions from acquired businesses, and public company costs, the Company’s guidance implies a range of Adjusted EBITDA of $848 million to $883 million, compared to a range of Adjusted EBITDA of $845 million to $875 million for the FY 2021 forecast provided in the 2020 Proxy Statement. The FY 2021 estimated forecast provided in the 2020 Proxy Statement was based on numerous variables and assumptions known to the Company at the time of preparation, and these assumptions and variables did not include any estimated potential impact from the COVID-19 pandemic, acquisitions, or public company costs.

Conference Call Information
The Company will host a conference call today, Thursday, August 5, 2021 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Interested investors and other parties can register for the conference call using the link below:

http://www.directeventreg.com/registration/event/8938558

A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. A supplemental slide deck will also be available on this section of the MultiPlan website.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website.
About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit multiplan.com.

Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Media Relations
Pamela Walker
Senior Director, Marketing & Communications
MultiPlan
781-895-3118
press@multiplan.com

Forward Looking Statements
This press release includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2021 guidance, and these forward-looking statements reflect management’s expectations regarding our future growth, results of operations, operational and financial performance and business prospects and opportunities. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including: the impact from the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics; loss of our customers, particularly our largest customers; decreases in our existing market share or the size of our Preferred Provider Organization networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to identify, complete and successfully integrate acquisitions; changes in our industry; interruptions or security breaches of our information technology systems; our ability to protect proprietary applications; our inability to expand our network infrastructure; our ability to remediate any material weakness or maintain effective internal controls over financial reporting; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net income (loss) before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is a measure of our operational performance used by management to evaluate our business prior to the impact of our capital structure and after purchases of property and equipment. Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan's definition of Unlevered Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions.
Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses (including expenses relating to the business combination), certain fair value measurements and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$147,971	$126,755
Trade accounts receivable, net	61,127	63,198
Prepaid expenses	16,657	17,708
Prepaid taxes	54,148	—
Other current assets, net	1,377	1,193
Total current assets	281,280	208,854
Property and equipment, net	199,616	187,631
Operating lease right-of-use assets	28,839	31,339
Goodwill	4,365,785	4,257,336
Other intangibles, net	3,455,372	3,584,187
Other assets	7,934	14,231
Total assets	$8,338,826	$8,283,578
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,586	$15,261
Accrued interest	29,596	31,528
Accrued taxes	—	10,176
Operating lease obligation, short-term	6,833	6,439
Accrued compensation	35,244	21,843
Other accrued expenses	29,506	27,251
Total current liabilities	111,765	112,498
Long-term debt	4,882,240	4,578,488
Operating lease obligation, long-term	24,717	27,499
Private Placement Warrants and unvested founder shares	147,780	106,595
Deferred income taxes	837,073	900,633
Other liabilities	187	—
Total liabilities	6,003,762	5,725,713
Commitments and contingencies (Note 6)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 665,033,300 and 664,183,318 issued; 655,612,160 and 655,075,355 shares outstanding	66	66
Additional paid-in capital	2,304,954	2,530,410
Retained earnings	121,977	116,999
Treasury stock — 9,421,140 and 9,107,963 shares	(91,933)	(89,610)
Total shareholders’ equity	2,335,064	2,557,865
Total liabilities and shareholders’ equity	$8,338,826	$8,283,578

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$276,272	$206,880	$531,136	$458,902
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	44,368	51,894	84,098	96,579
General and administrative expenses	39,927	36,066	71,923	57,767
Depreciation	17,008	15,135	33,173	29,641
Amortization of intangible assets	85,167	83,514	169,875	167,027
Total expenses	186,470	186,609	359,069	351,014
Operating income	89,802	20,271	172,067	107,888
Interest expense	64,004	86,050	127,721	177,015
Interest income	(7)	(77)	(11)	(148)
Gain on investments	(25)	—	(25)	—
Change in fair value of Private Placement Warrants and unvested founder shares	81,560	—	41,185	—
Net (loss) income before income taxes	(55,730)	(65,702)	3,197	(68,979)
(Benefit) provision for income taxes	(8,798)	(9,456)	4,252	(10,139)
Net loss	(46,932)	(56,246)	$(1,055)	$(58,840)

Weighted average shares outstanding – Basic[1]	655,609,718	415,700,000	655,361,621	415,700,000
Weighted average shares outstanding – Diluted[1]	655,609,718	415,700,000	655,361,621	415,700,000

Net loss per share – Basic	$(0.07)	$(0.14)	$(0.00)	$(0.14)
Net loss per share – Diluted	$(0.07)	$(0.14)	$(0.00)	$(0.14)

Comprehensive loss	(46,932)	(56,246)	$(1,055)	$(58,840)
1 In accordance with the accounting guidance, the number of shares outstanding prior to the business combination of Polaris Parent Corp. and Churchill Capital Corp III (the “Transactions”) was 415,700,000, which represents the 10 historical shares of Polaris Parent Corp. multiplied by the exchange ratio established in the Transactions (41,570,000:1). At the date of the Transactions, the number of shares outstanding increased to 655,057,192. The increase represents the shares issued by Churchill Capital Corp III prior to the Transactions and the shares issued to PIPE investors at the time of the Transactions, net of shares redeemed and held in treasury upon closing.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities:
Net loss	$(1,055)	$(58,840)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	33,173	29,641
Amortization of intangible assets	169,875	167,027
Amortization of the right-of-use asset	3,525	4,578
Stock-based compensation	8,442	37,272
Deferred income taxes	303	(7,890)
Non-cash interest costs	5,805	9,098
Loss on disposal of property and equipment	685	101
Change in fair value of Private Placement Warrants and unvested founder shares	41,185	—
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable, net	4,952	23,067
Prepaid expenses and other assets	2,468	(941)
Prepaid taxes	(54,148)	(5,556)
Operating lease obligation	(3,417)	(4,790)
Accounts payable and accrued expenses and other	(7,404)	(900)
Net cash provided by operating activities	204,389	191,867
Investing activities:
Purchases of property and equipment	(36,787)	(34,866)
Proceeds from sale of investment	5,641	—
HST Acquisition, net of cash acquired	(28)	—
DHP Acquisition, net of cash acquired	(149,676)	—
Net cash used in investing activities	(180,850)	(34,866)
Financing activities:
Borrowings on revolving credit facility	—	98,000
Repayment of revolving credit facility	—	(98,000)
Purchase of treasury stock	(2,323)	—
Borrowings (payments) on finance leases, net	—	34
Net cash (used in) provided by financing activities	(2,323)	34
Net increase in cash and cash equivalents	21,216	157,035
Cash and cash equivalents at beginning of period	126,755	21,825
Cash and cash equivalents at end of period	$147,971	$178,860
Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$3,913	$2,664
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$1,025	$467
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(123,115)	$(167,836)
Income taxes, net of refunds	$(68,766)	$(3,407)

MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Net loss	$(46,932)	$(56,246)	$(1,055)	$(58,840)
Adjustments:
Interest expense	64,004	86,050	127,721	177,015
Interest income	(7)	(77)	(11)	(148)
Income tax provision (benefit)	(8,798)	(9,456)	4,252	(10,139)
Depreciation	17,008	15,135	33,173	29,641
Amortization of intangible assets	85,167	83,514	169,875	167,027
Non-income taxes	489	481	1,002	920
EBITDA	$110,931	$119,401	$334,957	$305,476
Adjustments:
Other expenses	4,182	149	5,399	297
Change in fair value of Private Placement Warrants and unvested founder shares	81,560	—	41,185	—
Transaction-related expenses	1,206	2,338	6,431	2,698
Gain on investments	(25)	—	(25)	—
Stock-based compensation	7,474	27,911	8,442	37,272
Adjusted EBITDA	$205,328	$149,799	$396,389	$345,743

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Net cash provided by operating activities	$33,482	$44,474	$204,389	$191,867
Purchases of property and equipment	(18,674)	(17,530)	(36,787)	(34,866)
Interest paid	100,836	135,558	123,115	167,836
Unlevered Free Cash Flow	$115,644	$162,502	$290,717	$324,837

Adjusted EBITDA	$205,328	$149,799	$396,389	$345,743
Adjusted Cash Conversion Ratio	56%	108%	73%	94%

Net cash used in investing activities	(18,452)	(17,530)	(180,850)	(34,866)
Net cash (used in) provided by financing activities	(2,091)	(97,959)	(2,323)	34